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                          AMENDMENT TO EMPLOYMENT AGREEMENT



The EMPLOYMENT AGREEMENT dated March 31, 1995 and as Amended April 6, 1996 by and between Across Data Systems, Inc, Level 8 Systems, Inc., and Samuel Somech is hereby amended as follows:


    (3.1)     Compensation.

              The Annual Salary specified in the Employment Agreement shall be One Hundred Thousand ($100,000) effective October 1, 1995, and One Hundred Fifty Thousand ($150,000) effective June 1, 1996


WITNESS THE DUE EXECUTION AND DELIVERY HEREOF as of  September 18, 1996.



ACROSS DATA SYSTEMS, INC.


BY: /s/ Arie Kilman
   ---------------------------------
   Arie Kilman,  President, C.E.O.



 LEVEL 8 SYSTEMS, INC.


BY: /s/ Arie Kilman
   ---------------------------------
   Arie Kilman,  Chairman of the Board




   /s/ Samuel Somech
------------------------------------------
   Samuel Somech